UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2025

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Incentive Plan

On March 4, 2025, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (“Board”) of Hess Corporation (the “Company”) approved annual incentive targets under the Company’s Annual Incentive Plan (the “Plan”) for all of the Company’s full-time employees worldwide, including the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (the “Named Executive Officers”). The Plan is intended to promote alignment of pay and performance and an enhanced focus on creating long-term stockholder value.

Payout on awards is determined based on attainment of pre-established enterprise level metrics and individual performance objectives. The following are the enterprise metrics, each with pre-established threshold, target and maximum performance goals:

•	Environment, health and safety (5 measures):

•	Bakken routine flare rate

•	Critical inspection compliance

•	Severe + significant safety incident rate

•	Loss of primary containment rate

•	Safety observations

•	Controllable Production;

•	Exploration and production capital and exploratory spend; and

•	Controllable operated cash costs.

As part of its ongoing assessment of the Company’s compensation programs, the Committee determined to continue to use the enterprise-wide performance modifier to increase or decrease payout of the Plan by up to 25% based on five evaluation themes: strategy execution; capital allocation and risk management; social responsibility and stakeholder engagement; culture, people and leadership; and environment and sustainability.

The Committee also establishes annual incentive targets for each Named Executive Officer based upon position, responsibilities and competitive practice.

Payouts for the Named Executive Officers range from 0% to 200% of target based on attainment of the pre-established enterprise metrics, the strategic performance modifier and individual performance compared with individual goals pre-established at the beginning of the fiscal year.

Long-Term Incentive Program

On March 4, 2025, the Committee approved the value of awards to the Named Executive Officers under the Company’s long-term incentive program for 2025 (the “2025 Program”), effective March 6, 2025.

Due to the Company’s pending with merger with Chevron Corporation, the Named Executive Officers, including Mr. Hess, received long-term incentive awards in the form of restricted stock that vest in equal installments over a three-year period beginning on the first anniversary of the grant date, subject to accelerated vesting on certain terminations of employment pursuant to the terms of the Company’s 2017 Long-Term Incentive Plan, a copy of which was filed as Exhibit 10(1) to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 13, 2017, and the form of restricted stock award agreement, a copy of which was filed as Exhibit 10(1) to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 8, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2025

HESS CORPORATION

By:	/s/ John P. Rielly
Name:	John P. Rielly
Title:	Executive Vice President and Chief Financial Officer